Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 6 to the Schedule 13D originally filed on March 14, 2012 (including additional amendments thereto) with respect to the shares of Common Stock, no par value, of Sigma Designs, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: August 13, 2012	POTOMAC CAPITAL PARTNERS III, L.P.

	By:	Potomac Capital Management III, L.L.C.
General Partner

	By:	/s/ Paul J. Solit
	Name:	Paul J. Solit
	Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT III, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL PARTNERS L.P.

By:	Potomac Capital Management, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

POTOMAC CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

/s/ Paul J. Solit
PAUL J. SOLIT

/s/ Eric Singer
ERIC SINGER